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                               POWER OF ATTORNEY
                                (Senior Notes)


    We, the undersigned officers and directors of Dobson Communications Corporation (hereinafter, the "Company"), hereby severally constitute Everett
R. Dobson, Bruce R. Knooihuizen and Stephen T. Dobson, and each of them, severally, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, one or more Registration Statements on Form S-4, and any amendments thereto (including post-effective amendments), for the purpose of registering under the Securities Act of 1933 the Company's 113/4 Senior Notes due 2007, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    DATED this 21st day of March, 1997.



   /s/ Everett R. Dobson                       /s/ Stephen T. Dobson
------------------------------------        ------------------------------------
Everett R. Dobson, Chairman of              Stephen T. Dobson, Treasurer,
the Board, President and Chief              Secretary and Director
Executive Officer (Principal
Executive Officer)


   /s/ Bruce R. Knooihuizen                    /s/ Trenton W. LeForce
------------------------------------        ------------------------------------
Bruce R. Knooihuizen, Vice President        Trenton W. LeForce,
and Chief Financial Officer                 Controller (Principal
(Principal Financial Officer)               Accounting Officer)


   /s/ Russell L. Dobson                       /s/ Justin L. Jaschke
------------------------------------        ------------------------------------
Russell L. Dobson, Director                 Justin L. Jaschke, Director


   /s/ Thadeus J. Mocarski
------------------------------------
Thadeus J. Mocarski, Director